                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 22 TO

                       REGISTRATION STATEMENT NO. 33-22503

                    AMERICAN EXPRESS STOCK MARKET CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
-------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
-------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

            IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
-------------------------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010 (612) 671-2221
-------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

American Express Stock Market Certificate
Prospectus
January 13, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues American Express Stock Market Certificates. You can purchase this certificate in any amount from $2,000 through $1 million (unless you receive prior approval from IDSC to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. IDSC guarantees your principal. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether IDSC will guarantee part of your return or whether to link all of it to the market. You can keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it. The distributor is not required to sell any specific amount of certificates.

Issuer:
IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Distributor:
American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free)
(612) 671-7066

Selling Agent:
Securities America, Inc.

American Express companies

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500
Stock Index (S&P 500 Index). See "About the certificate" below for more explanation.

Here are the interest rates and market participation percentages in effect on January 13, 1999:

Maximum                        Market participation percentage     Minimum
return                                                             interest
----------------------------- --------------------------------    ----------

9%                               100% (full)                        None
---------------------------   --------------------------------   ----------

9%                                25% (partial)                  Curretly 2.50%
---------------------------- -------------------------------   ----------------

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

Contents

Table of contents

About the certificate                                                          p
Investment amounts                                                             p
Face amount and principal                                                      p
Certificate term                                                               p
Value at maturity                                                              p
Receiving cash before end of term                                              p
Interest                                                                       p
Promotions and pricing flexibility                                             p
Historical data on the S&P 500 Index                                           p
Calculation of return                                                          p
About the S&P 500 Index                                                        p
Opportunities at the end of a term                                             p

How to invest your funds                                                       p
Three ways to receive payment when you withdraw funds                          p

Taxes on your earnings                                                         p
Gifts to minors                                                                p
How to determine the correct TIN                                               p
Foreign investors                                                              p
Trusts                                                                         p

How your money is used and protected                                           p
Invested and guaranteed by IDSC                                                p
Regulated by government                                                        p
Backed by our investments                                                      p
Investment policies                                                            p

How your money is managed                                                      p
Relationship between IDSC and American
   Express Financial Corporation                                               p
About Securities America                                                       p
Capital structure and certificates issued                                      p
Investment management and services                                             p
Distribution                                                                   p
Selling Agreement with SAI, AEBI and Coutts                                    p
Selling agents                                                                 p

Transfer Agent                                                                p
Employment of other American Express affiliates                               p
Directors and officers                                                        p
Independent auditors                                                          p
[Forward looking statements - section to be inserted if not in MD & A]        p

Appendix                                                                      p

Annual financial information                                                  p
Summary of selected financial information                                     p
Management's discussion and analysis of financial
   condition and results of operations                                        p
Report of independent auditors                                                p

Financial statements                                                          p

Notes to financial statements                                                 p

About the certificate

Investment amounts

You may purchase the American Express Stock Market Certificate in any amount from $2,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 12-month period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the one-year anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 12 months. Fixed interest terms may be less than 12 months if you change to participation before the end of the 12-month period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation, or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:
o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

o        A percentage of any increase in the S&P 500 Index, and

o        A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 12 months unless you choose to start a new participation term before your 12 month term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return, including both participation and minimum interest for a term for which you have chosen participation interest, will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range zero to 100 basis points (0% to 1%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your registered representative or the Client Service Organization at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, and geographic location.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Oct. 27, 1998. The values of the S&P 500 Index are reprinted with the permission of S&P.

              S&P 500 Index values -- December 1983 to October 1998

1000 Chart shows closing values of the S&P from above 100 in Dec. 1983 to near 800 in Oct. 1998.

900

800

700

600

500

400

300

200

`83  `84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97   `98

                       S&P 500 Index Average Annual Return

Beginning date                        Period held                 Average annual
Dec. 31,                              in Years                            return
------------------------------------- ------------------------- ----------------

1987                                  10                             14.66%
------------------------------------- ------------------------- ----------------

1992                                  5                              17.37
------------------------------------- ------------------------- ----------------

1996                                  1                              31.01
------------------------------------- ------------------------- ----------------

The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                  S&P 500 Index - December 1984 to October 1998

40% Chart shows 12-month Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                    Label of "Y" axis reads: 12-month return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94   `95   `96

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                  S&P 500 Index - December 1984 to October 1998

30 Chart shows the distribution of all of the 12-month price returns of the S&P 500 from 1/7/92 through 10/27/98 with a high of just over 20 and a low between 0 and 5.
25

20                  Label of "Y" axis reads: Observations

15

10

5

       -15    -10    -5    0    5    10   15    20    25     29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 12-month return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                   Actual 12-month return 1/22/92 to 10/27/98
35%          Chart shows actual returns of the certificate at full and 25%
             participation with the full participation generally tracking the market indexes over the.
30%          period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

   1/91 5/91 9/91  1/92 5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95 9/95 1/96 5/96 9/96 1/97

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 12-month term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
                 ------
equals            2.19%
plus              2.50%      2.50% minimum interest rate
                -------
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                                          Partial participation minimum rate
Start of Term                         Maximum annual return
------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o        you purchased the certificate with a $10,000 original investment,

o        the partial participation rate is 25%,

o        the minimum interest rate for partial participation is 2.50%,

o        the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises
Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             8% increase in the S&P 500 Index               Index 1080
------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             4% decrease in the S&P 500 Index               Index 961
------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
                                                 -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             16% increase in the S&P 500 Index              Index 1160
-------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (7.00% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o        change your interest selection;

o        add money to your certificate;

o        change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o        receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest your funds

Buying your certificate

Your registered representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $2,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                              $   10,000.00
Interest (interest is credited at the end of the term)                0.00
Withdrawal of principal                                          (2,000.00)
2% withdrawal penalty                                               (40.00)
                                                              ==============
Balance after withdrawal                                     $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                              $   10,000.00
Interest credited to date                                           100.00
Withdrawal of credited interest                                    (100.00)
Withdrawal of principal                                          (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)               (38.00)
                                                               ==============
Balance after withdrawal                                     $    8,062.00

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $2,000. If the balance would be less than $2,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your registered representative for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument
(CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $268 million on Sept. 30, 1998

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Sept. 30, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $218 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Sept. 30, 1998:

Type of investment                                      Net amount invested

Corporate and other bonds                                        49%
Government agency bonds                                          26
Preferred stocks                                                 16
Mortgages                                                        7
Cash and Cash equivalents                                        2
Municipal bonds                                                  1

As of Sept. 30, 1998 about 89% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our June 30, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates.

They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Sept. 30, 1998, IDSC held about 11% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Sept. 30, 1998, AEFC managed investments, including its own, of more than $188 billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

About Securities America

Securities America Inc. is a wholly owned subsidiary of Financial Dynamics Inc. American Express Financial Corporation acquired Financial Dynamics Inc. in March 1998. Securities America Inc. operates as a fee-based broker dealer. As of November 6, 1998 Securities America Inc. had 1109 registered representatives.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1997, IDSC had issued (in face amount) $165,818,152 of installment certificates and $1,470,915,530 of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $13,493,767,867 of installment certificates and $17,259,360,607 of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                                Percentage of total book value

First $250 million                                          0.750%
Next 250 million                                            0.650
Next 250 million                                            0.550
Next 250 million                                            0.500
Any amount over 1 billion                                   0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                                Percentage of
Year                                  Total fees                included assets
1997                                  $17,232,602                        0.50%
1996                                   16,989,093                        0.50
1995                                   16,472,458                        0.50

Estimated advisory and services fees for 1998 are $9,361,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o        expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o 0.70% of the initial investment on the first day of the certificate's term, and

o 0.70% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI), American Express Bank International (AEBI) or Coutts & Co. (USA) International (Coutts) representatives.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,072,811 during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $27,916,000 during 1998.

See note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with SAI, AEBI and Coutts

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., SAI, AEBI and Coutts receive compensation for their services as Selling Agents for this certificate as follows:

o SAI receives a fee equal to 0.90% per term of the principal amount of each certificate for which SAI is the selling agent.

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts receives a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

Coutts is compensated on additional investments made by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI and Coutts are Edge Act  corporations  organized  under the  provisions  of
Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

Coutts is an indirect wholly owned subsidiary of National Westminster Bank PLC. As Edge Act corporations, AEBI and Coutts are subject to the provisions of
Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). They are supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by Coutts, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors Inc. or AESC, at commissions of up to:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

Transfer Agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AESC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $38,000 during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Paula R. Meyer*
Born in 1954. Director since 1998.
President since 1998.
Vice president - Assured Assets of AEFC since 1998. President of Piper Capital Management (PCM) from 1997 to 1998. Director of Marketing of PCM from 1995 to 1997. Director of Retail Marketing of PCM from 1993 to 1995.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies - Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference

Client Service Organization
Withdrawals, inquiries
National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

Selling Agent
Securities America, Inc.
800-747-6111
Omaha area: 402-399-9111

American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                           The By-Laws of IDS  Certificate  Company provide that
                  it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                           The  By-Laws  further  provide  that  indemnification
                  questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also
                  Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)      Securities Sold

1995                          IDS Special Deposits               $56,855,953.53
1996                          IDS Special Deposits*               41,064,486.74
1997                          American Express Special Deposits   82,788,631.00
1998 through September 30**   American Express Special Deposits   73,124,315.00

*Renamed American Express Special Deposits in April, 1996.
**Most recent practicable date through which to provide information.

(b)      Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB through the United Kingdom and Hong Kong.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $172,633.41 in 1995, $301,946.44 in 1996 and $182,788,631.00 in
1997 and $747,901.31 in 1998 through September 30.

(d)      Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB outside the United States to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits

(a)      Exhibits

                           1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American
                           Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

                               (b) Copy of Distribution Agreement dated March
                           29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

                           2.  Not Applicable.

                           3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                              (b)  Certificate of Amendment, dated February 9,
                         l984, filed electronically   as  Exhibit  3(b)  to
                         Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                              (c) By-Laws,  dated December 31, 1977, filed
                           electronically  as  Exhibit  3(c)  to  Post-Effective
                           Amendment  No.  2  to   Registration   Statement  No.
                           2-95577, are incorporated herein by reference.

                           4.     Not Applicable.

                           5. An opinion and consent of counsel as to the legality of the securities being registered is to be filed by amendment.

                           6. through 9. -- None.

                           10.(a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as
                           Exhibit 10(a) to Post- Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                              (b)  Depository  and  Custodial   Agreement,
                           between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as
                           Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                              (c) Foreign Deposit Agreement dated November
                           21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                              (d) Selling Agent Agreement dated June 1, 1990,
                           between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                                    (e)  Marketing  Agreement  dated October 10,
                           1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                                    (f) Amendment to the Selling Agent Agreement
                           dated December 12, 1994 between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                                    (g) Selling Agent  Agreement  dated December
                           12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) International filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                                    (h) Consulting Agreement dated December 12,
                           1994  between IDS Financial Services Inc. and
                           Coutts & Co. (USA) filed electronically as Exhibit 1(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                                    (i) Letter  amendment  dated January 9, 1997
                           to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

                                    (j) Form of Letter  amendment dated April 7,
                           1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

                           11. through 23. -- None.

                           24.(a) Officers' Power of Attorney, dated Sept.8,
                                  1998 filed electronically herewith.

                              (b) Directors' Power of Attorney, dated Oct. 14,
                                  1998 filed electronically herewith.

                           25. through 27. -- None.

                    (b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) in Post-Effective Amendment No. 42 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate, are incorporated herein by reference.

Item 17. Undertakings.

          Without  limiting  or  restricting  any  liability  on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express

          Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 13th day of November, 1998.

                                              IDS CERTIFICATE COMPANY

                                              By /s/ Paula R. Meyer*
                                                     Paula R. Meyer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on 13th day of November, 1998.


Signature                                 Capacity

/s/ Paula R. Meyer* **                    President and Director
Paula R. Meyer                            (Principal Executive Officer)

/s/ Jeffrey S. Horton*                    Vice President and Treasurer
Jeffrey S. Horton                         (Principal Financial Officer)

/s/ Jay C. Hatlestad*                     Vice President and Controller
Jay C. Hatlestad                          (Principal Accounting Officer)

/s/ David R. Hubers**                     Director
David R. Hubers

/s/ Charles W. Johnson**                  Director
Charles W. Johnson

/s/ Richard W. Kling**                    Chairman of the Board of Directors
Richard W. Kling                          and Director

/s/ Edward Landes**                       Director
Edward Landes

/s/ John V. Luck**                        Director
John V. Luck

/s/ James A. Mitchell**                   Director
James A. Mitchell

/s/ Harrison Randolph**                   Director
Harrison Randolph

/s/ Gordon H. Ritz**                      Director
Gordon H. Ritz

*Signed pursuant to Officers' Power of Attorney dated September 8, 1998 filed electronically herewith.



----------------------
Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated October 14, 1998 filed electronically herewith.



------------------------
Bruce A. Kohn

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 22 TO REGISTRATION
STATEMENT No. 33-22503

Cover Page

Prospectus

Part II Information

Signatures

Exhibits